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                        Consent of Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statements of Additional Information for the Turner Growth Equity Fund and the Turner Small Cap Fund, and to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement (Form N1-A File Nos. 333-00641 & 811-07527) of Turner Funds, Inc. of our report dated November 1, 1996, included in the 1996 Annual Report to Shareholders of Turner Funds, Inc.


                                             /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 28, 1997